UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 22, 2011

KILROY REALTY CORPORATION

KILROY REALTY, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Kilroy Realty Corporation)	001-12675 (Kilroy Realty Corporation)	95-4598246 (Kilroy Realty Corporation)
Delaware (Kilroy Realty, L.P.)	000-54005 (Kilroy Realty, L.P.)	95-4612685 (Kilroy Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 22, 2011, Kilroy Realty, L.P. (the “Company”) entered into a first amendment (the “First Amendment”) to its $500 million unsecured revolving credit facility (the “Credit Facility”) with J.P. Morgan Securities LLC (“J.P. Morgan”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as Joint Lead Arrangers and Joint Bookrunners, and other lending institutions that are parties to the amended Credit Facility (collectively, with J.P. Morgan and Merrill Lynch, the “Banks”), and JPMorgan Chase Bank, N.A., as administrative agent for the Banks.

The First Amendment amends the Company’s Credit Facility by, among other things, extending the maturity date from August 10, 2013 to August 10, 2015 and reducing both the interest rate spread for euro dollar loans from 2.675% to 1.750% and the facility fee from 57.5 basis points to 35.0 basis points based on the Company’s current credit ratings. The information set forth above with respect to the First Amendment does not purport to be complete in scope and is qualified in its entirety by the full text of the First Amendment, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 disclosure by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	First Amendment to Revolving Credit Agreement, dated June 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By:	/S/ HEIDI R. ROTH
Heidi R. Roth
Senior Vice President and Controller

Date: June 23, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY, L.P.

By:	KILROY REALTY CORPORATION,
Its general partner

By:	/S/ HEIDI R. ROTH
Heidi R. Roth
Senior Vice President and Controller

Date: June 23, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1*	First Amendment to Revolving Credit Agreement, dated June 22, 2011

*	Filed herewith.